Exhibit 107
EX-FILING FEES
CALCULATION OF FILING FEE TABLE

S-8
(Form Type)

Weatherford International plc
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, nominal value of $0.001 per share	457(c)	2,656,146	$49.250	$130,815,190.50	0.00015310	$20,027.81
Total Offering Amount						$130,815,190.50		$20,027.81
Total Fees Previously Paid								$—
Total Fee Offsets								$—
Net Fee Due								$20,027.81

(1)
The Form S-8 registration statement to which this Exhibit 107 is attached (the “Registration Statement”) registers 2,656,146 ordinary shares, nominal value of $0.001 per share (the “Shares”), of Weatherford International plc, which consists of Shares reserved and that may be offered or are otherwise available for delivery with respect to awards under the Weatherford International plc Fourth Amended and Restated 2019 Equity Incentive Plan (the "Plan"), including Shares that may again become available for offer or delivery with respect to awards under the Plan pursuant to share counting, share recycling and other terms and conditions of the Plan.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall be deemed to cover an indeterminate number of additional ordinary shares that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the Plan.

(2)	The proposed maximum offering price per share and proposed maximum aggregate offering price for the Shares covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of our ordinary shares as reported on the NASDAQ on June 9, 2025 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $49.25.